Exhibit 4.1

TWENTY-FIRST SUPPLEMENTAL INDENTURE
This TWENTY-FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 12, 2013, among Quicksilver Resources Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee.
W I T N E S S E T H
WHEREAS, the Company and the Trustee entered into an Indenture, dated as of December 22, 2005, by and among the Company, the subsidiary guarantors party thereto and the Trustee (the “Original Indenture”), as supplemented by a Fifth Supplemental Indenture, dated as of June 27, 2008 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture, dated as of July 10, 2008, a Tenth Supplemental Indenture, dated as of December 23, 2011, a Fourteenth Supplemental Indenture, dated as of February 28, 2012, and an Eighteenth Supplemental Indenture, dated as of June 13, 2012 (the Original Indenture, as so supplemented, the “Indenture”), pursuant to which the Company has issued $438,000,000 of aggregate principal amount of 8 ¼% Senior Notes due 2015 (the “Notes”);
WHEREAS, Section 10.02 of the Original Indenture provides that, in certain circumstances, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in principal amount of the Notes outstanding (excluding any Notes owned by the Company or its affiliates);
WHEREAS, the Company distributed an Offer to Purchase and Consent Solicitation Statement (the “Statement”), dated May 23, 2013, and an accompanying Consent and Letter of Transmittal to the Holders of the Notes in connection with the offer to purchase for cash any and all of the outstanding Notes and the concurrent solicitation of such Holders’ consents to certain proposed amendments to the Indenture as further described in the Statement;
WHEREAS, pursuant to the Statement, the Holders of a majority in aggregate principal amount of the Notes outstanding (excluding any Notes owned by the Company or its affiliates) have consented to all of the amendments evidenced by this Supplemental Indenture in accordance with the provisions of the Indenture and evidence of such consents has been provided by the Company to the Trustee; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1
Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee; provided that the amendments set forth in Article 2 will not become operative until the Notes with respect to which Consents (as defined in the Statement) have been delivered (and not revoked) are paid for on the Payment Date (as defined in the Statement) in accordance with the provisions of the Statement.
ARTICLE 2
Section 2.01.    Article III of the Fifth Supplemental Indenture is hereby amended as follows:
(a)    Section 3.02 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.02. [Intentionally omitted.]
(b)    Section 3.03 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.03. [Intentionally omitted.]
(c)    Section 3.04 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.04. [Intentionally omitted.]
(d)    Section 3.05 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.05. [Intentionally omitted.]
(e)    Section 3.06 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.06. [Intentionally omitted.]
(f)    Section 3.08 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.08. [Intentionally omitted.]

(g)    Section 3.09 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.09. [Intentionally omitted.]
(h)    Section 3.10 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.10. [Intentionally omitted.]
(i)    Section 3.11 of the Fifth Supplemental Indenture is hereby amended by deleting subsections (3), (4) and (5) of the first paragraph thereof.
(j)    Section 3.12 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.12. [Intentionally omitted.]
(k)    Section 3.13 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.13. [Intentionally omitted.]
(l)    Section 3.14 of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
Section 3.14. [Intentionally omitted.]
Section 2.02.    Article IV of the Fifth Supplemental Indenture is hereby hereby amended as follows:
(a)    Subsection (4) of Article IV of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
(4) [Intentionally omitted.]
(b)    Subsection (7) of Article IV of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
(7) [Intentionally omitted.]
(c)    Subsection (8) of Article IV of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
(8) [Intentionally omitted.]
(d)    Subsection (9) of Article IV of the Fifth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:

(9) [Intentionally omitted.]; or
Section 2.03.    Section 5.04 of the Original Indenture as it applies to the Indenture and the Notes is hereby amended as follows:
(a)    Subsection (b) of Section 5.04 of the Original Indenture as it applies to the Indenture and the Notes is hereby deleted and amended to read in its entirety as set forth below:
(b) [Intentionally omitted.]
(b)    Subsection (c) of Section 5.04 of the Original Indenture as it applies to the Indenture and the Notes is hereby deleted and amended to read in its entirety as set forth below:
(c) [Intentionally omitted.]
(c)    Subsection (d) of Section 5.04 of the Original Indenture as it applies to the Indenture and the Notes is hereby deleted and amended to read in its entirety as set forth below:
(d) [Intentionally omitted.]
(d)    Subsection (e) of Section 5.04 of the Original Indenture as it applies to the Indenture and the Notes is hereby deleted and amended to read in its entirety as set forth below:
(e) [Intentionally omitted.]
(e)    Subsection (g) of Section 5.04 of the Original Indenture as it applies to the Indenture and the Notes is hereby deleted and amended to read in its entirety as set forth below:
(g) [Intentionally omitted.]
Section 2.04.    All definitions set forth in the Indenture that relate to defined terms used solely in sections or subsections deleted by this Supplemental Indenture are hereby deleted in their entirety with respect to the Notes only and all cross references set forth in the Indenture to sections or subsections deleted by this Supplemental Indenture are hereby deleted in their entirety with respect to the Notes only.

ARTICLE 3
Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
Section 3.02.    All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
Section 3.03.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this

Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.04.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.05.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.06.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
Section 3.07.    The recitals hereto are statements only of the Company and the Subsidiary Guarantors and shall not be considered statements of or attributable to the Trustee.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

QUICKSILVER RESOURCES INC.
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE FUNDING, INC.
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE MANAGEMENT, INC.
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC its general partner
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

[Signature Page to Twenty-first Supplemental Indenture]

COWTOWN GAS PROCESSING L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC its general partner
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

QPP PARENT LLC By: QUICKSILVER RESOURCES INC., its sole member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

QPP HOLDINGS LLC By: QPP PARENT LLC, one of its members, By: Quicksilver Resources Inc., its sole member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer
By: QUICKSILVER RESOURCES INC., one of its members,
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

[Signature Page to Twenty-first Supplemental Indenture]

BARNETT SHALE OPERATING LLC By: QUICKSILVER RESOURCES INC., its member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

SILVER STREAM PIPELINE COMPANY LLC By: QUICKSILVER RESOURCES INC., its member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Twenty-first Supplemental Indenture]